EXHIBIT 21--SUBSIDIARIES OF THE REGISTRANT
CAPITOL BANCORP LTD.
JUNE 30, 1999

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
PAGE 1 OF 2                                                  STATE OR OTHER
                                                             JURISDICTION
NAME OF SUBSIDIARY                                           OF INCORPORATION
------------------                                           ----------------
Consolidated Subsidiaries:

Ann Arbor Commerce Bank                                      Michigan

Brighton Commerce Bank (59% owned)                           Michigan

Capitol National Bank                                        United States
                                                             (national bank)

Detroit Commerce Bank (93% owned)                            Michigan

Grand Haven Bank                                             Michigan

Kent Commerce Bank (51% owned)                               Michigan

Macomb Community Bank (51% owned)                            Michigan

Muskegon Commerce Bank (51% owned)                           Michigan

Oakland Commerce Bank                                        Michigan

Paragon Bank & Trust                                         Michigan

Portage Commerce Bank                                        Michigan

Indiana Community Bancorp Limited (51% owned)                Indiana

Sun Community Bancorp Limited (51% owned)                    Arizona
   Bank of Tucson
         (100% owned by Sun Community Bancorp Limited)       Arizona
   Valley First Community Bank
         (51% owned by Sun Community Bancorp Limited)        Arizona
   Camelback Community Bank
         (51% owned by Sun Community Bancorp Limited)        Arizona
   Southern Arizona Community Bank
         (51% owned by Sun Community Bancorp Limited)        Arizona
   Mesa Bank
         (51% owned by Sun Community Bancorp Limited)        Arizona
   Sunrise Bank of Arizona
         (51% owned by Sun Community Bancorp Limited)        Arizona
   East Valley Community Bank
         (86% owned by Sun Community Bancorp Limited)        Arizona
   Nevada Community Bancorp Limited
         (51% owned by Sun Community Bancorp Limited)        Nevada

Capitol Trust I                                              Delaware
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

EXHIBIT 21--SUBSIDIARIES OF THE REGISTRANT--CONTINUED
CAPITOL BANCORP LTD.
JUNE 30, 1999

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
PAGE 2 OF 2                                                  STATE OR OTHER
                                                             JURISDICTION
NAME OF SUBSIDIARY                                           OF INCORPORATION
------------------                                           ----------------
Unconsolidated Subsidiary:

Amera Mortgage Corporation, Inc.                             Michigan
(49% owned equity method investee)

Inactive subsidiaries:

MOI, Inc.                                                    Michigan
(wholly-owned subsidiary of
 Oakland Commerce Bank)

Financial Center Corporation                                 Michigan

C.B. Services, Inc.                                          Michigan
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     The following summarizes regulatory agencies of the registrant and its subsidiaries:

     The Corporation's state-chartered banks located in Michigan are regulated by the Financial Institutions Bureau of the Michigan Department of Commerce. Capitol National Bank, as a national bank, is regulated by the Office of the Comptroller of the Currency. Bank subsidiaries located in Arizona are state-chartered and are regulated by the Arizona Corporation Division. Each of the banking subsidiaries, as federally-insured depository institutions, are also regulated by the Federal Deposit Insurance Corporation. As a bank holding company, Capitol Bancorp Ltd. is regulated by the Federal Reserve Board, which also regulates its nonbanking subsidiaries. Sun Community Bancorp Limited is also regulated by the Federal Reserve Board. In addition to the bank regulatory agencies, the registrant and its subsidiaries are subject to regulation by other state and federal agencies.